UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2026

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Venture, Suite 220, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 808-8888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Securities Purchase Agreement and Convertible Note and Investor Rights Agreement

On May 13, 2026, Mobix Labs, Inc. (the “Company”) entered into a first amendment to the securities purchase agreement and senior secured convertible promissory note (the “First Amendment”), with Leviston Resources, LLC (“Leviston”), amending the senior secured convertible note originally issued on March 31, 2026 (the “Original Note”) to increase the principal amount from $3 million to $4 million in exchange for an additional cash advance of $833,333 to the Company. The material terms of the Original Note, including its variable conversion price formula, were previously disclosed in our Current Report on Form 8-K filed with the SEC on April 3, 2026.

Additionally, on May 13, 2026, we entered into the Investor Rights Agreement (the “Investor Rights Agreement”) that grants Leviston the right, but not the obligation, to acquire, over a seven-month period, additional secured convertible notes of up to $4.0 million in aggregate principal amount on terms substantially similar to the Original Note and secured on a pari passu basis.

The foregoing descriptions of the First Amendment and the Investor Rights Agreement are qualified in their entirety by reference to the full text of those agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026.

All $4 million of principal under the Original Note has since been satisfied in full through conversion into shares of the Company’s Class A Common Stock (the “Common Stock”), all of which have been resold by Leviston pursuant to the Company’s effective Registration Statement on Form S-1 (see Item 1.02 below). Leviston at no time beneficially owned in excess of 4.99% of the outstanding shares of Class A Common Stock.

Item 1.02 Termination of a Material Definitive Agreement.

On May 18, 2026, the Company satisfied in full the entire $4 million of outstanding principal under the Original Note, together with all accrued interest thereon, through the conversion of such amounts into shares of Common Stock. Upon such full satisfaction, the Original Note, the Securities Purchase Agreement, dated March 31, 2026, between the Company and Leviston (as amended by the First Amendment), and the Registration Rights Agreement, dated March 31, 2026, between the Company and Leviston, terminated in accordance with their terms.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Items 1.01 and 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Between May 12, 2026 and May 18, 2026, Leviston converted the entire $4 million of outstanding principal under the Original Note, as amended, together with all accrued interest thereon, into an aggregate of 2,500,000 shares of Common Stock (the “Shares”), satisfying the Original Note in full. The issuance of the Shares was exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). Any shares issuable pursuant to the Investor Rights Agreement upon conversion of additional secured convertible notes will be effected in reliance upon Section 3(a)(9) of the Securities Act.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIX LABS, INC.

	By:	/s/ Keyvan Samini
	Name:	Keyvan Samini
Date: May 19, 2026	Title:	President and Chief Financial Officer